Exhibit 99.1

PDS Biotech Sets Significant Benchmark in Head and Neck Cancer by Achieving Extended Survival in Low PD-L1 Expression (CPS 1–19) Cohort in VERSATILE-002 Trial, Potentially Eliminating Need for Chemotherapy in the Population

First combination therapy to report 29.5 months of Median Overall Survival (mOS); Standard of care Keytruda® (pembrolizumab) alone (10.8 months) and Keytruda® + chemotherapy (12.3 months) in patients with CPS 1-19*

Encouraging efficacy signal observed in difficult to treat category of advanced head and neck cancer patients

PRINCETON, N.J., September 18, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced details of a sub-analysis of the cohort of patients with low PD-L1 expression (CPS 1-19) from the final data for its recently completed VERSATILE-002 Phase 2 clinical trial. The VERSATILE-002 trial evaluated PDS0101 (Versamune® HPV) + Keytruda® in patients with HPV16-positive first-line recurrent and/or metastatic head and neck squamous cell cancer (“1L R/M HNSCC”).

“This is great news for these patients who may now have the possibility of a well-tolerated treatment without chemotherapy” stated Prof. Kevin Harrington, M.D., Head of the Division of Radiotherapy, The Institute of Cancer Research, London.

“Patients with low levels of PD-L1 expression have typically shown poor response to immune checkpoint inhibitor therapy, leaving HNSCC patients in this sub-type with few viable treatment options and a poor prognosis,” said Kirk Shepard, M.D., Chief Medical Officer of PDS Biotech.  “This sub-analysis of survival data from the CPS 1-19 patient cohort appears to show that the multifunctional T cell immune response of PDS0101 treatment may overcome the documented limitations of immune checkpoint inhibitor therapy and significantly improve survival in one of the most difficult-to-treat patient populations. This is a very encouraging finding, pointing to the potential of PDS0101 to improve treatment outcomes in a patient group that has historically derived limited benefit from current standards of care.”

Approximately 60% of the patients enrolled (n=53) in the VERSATILE-002 trial had low PD-L1 expression, a difficult to treat subset of the overall HNSCC patient population. The sub-analysis of this patient cohort shows:
•	Median overall survival (mOS) for patients within the CPS 1-19 cohort (n=32) was 29.5 months.
•	Published mOS in this CPS cohort was 10.8 months with Keytruda® monotherapy and 12.3 months with Keytruda® plus chemotherapy*

The Company announced mOS results for the full study population of 39.3 months from the VERSATILE-002 trial on August 25, 2025, and the full data set for the trial is expected to be published later this year.

*No head-to-head studies have been performed comparing Keytruda® (pembrolizumab) monotherapy and Keytruda® plus chemotherapy with PDS0101 *

About the VERSATILE-002 Trial
VERSATILE-002 (NCT04260126) is an open-label, multi-center Phase 2 clinical trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted immunotherapy, in combination with pembrolizumab for unresectable, recurrent or metastatic HPV16-positive HNSCC. The trial is designed to assess the combination therapy's impact on patients who are either naive to or refractory to immune checkpoint inhibitors.

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy PDS0101 (Versamune® HPV) is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor. PDS01ADC is being evaluated in multiple phase 2 trials in various cancer indications in combination with standard of care.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0101 (Versamune® HPV), PDS01ADC, PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 (Versamune® HPV), PDS01ADC, PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.
Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
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Russo Partners
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